SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

This Settlement Agreement and General Release ("Agreement") is made between WELLBOURNE LIMITED, a Seychelles Corporation ("WELLBOURNE"), on the one hand, and CYBERDEFENDER CORPORATION, a California Corporation and GARY GUSEINOV (collectively "CYBERDEFENDER") on the other hand [WELLBOURNE and CYBERDEFENDER, together, "the Parties"], and is based on the following recitals of fact.

RECITALS

WHEREAS, differences and disputes (collectively "Disputes") have arisen between WELLBOURNE on the one hand, and CYBERDEFENDER on the other hand;

WHEREAS, in connection with the above-referenced Disputes, a Complaint was filed by WELLBOURNE against CYBERDEFENDER in the United States District Court, Central District entitled WELLBOURNE LIMITED v. CYBERDEFENDER CORPORATION and GARY GUSEINOV (USDC Case No. CV06-3815 PA (AJWX) (hereinafter referred to as the "Action");

WHEREAS, the Action alleges various claims, rights, and obligations by and between the Parties to each other;

WHEREAS, the Parties deny the allegations against them as stated in the Action;

WHEREAS, in the interest of avoiding the additional delay and cost of further litigation and any further disputes and controversies between the parties, and without conceding the validity or accuracy of each other's positions, WELLBOURNE and CYBERDEFENDER, by this Agreement, seek amicably to fully and finally resolve the Disputes between them and any other actual or potential rights, obligations, liabilities or claims between them, upon the terms and conditions set forth herein below;

NOW THEREFORE, in return for the promises, consideration, mutual covenants, agreements, and conditions provided for in this Agreement, which WELLBOURNE and CYBERDEFENDER acknowledge constitute the receipt of valuable consideration by each of them, and intending to be legally bound, the parties hereby agree as follows:

COVENANTS

1. Release Date. The RELEASE DATE of this Agreement shall be the day upon which this Agreement has been executed by all of the parties hereto. If the parties sign this Agreement on different dates, the RELEASE DATE shall be the latest of those dates. This Agreement shall become binding upon the parties and effective on the RELEASE DATE.

2. Monetary Consideration. In settlement of the Action, CYBERDEFENDER shall pay to WELLBOURNE a total of Fifty-Five Thousand Dollars ($55,000.00). Said sum shall be constituted as follows:

   (a) Within ten (10) days of execution of this Agreement by all parties, CYBERDEFENDER shall pay to WELLBOURNE the sum of $15,000.00. Said payment shall be made in the form of a check payable to Newman & Newman, LLP Client Trust Account and mailed to counsel for WELLBOURNE at the address noted below in paragraph 8.6.

   (b) CYBERDEFENDER shall pay to WELLBOURNE the sum of $40,000.00 to be paid in four (4) installments over a period of four months beginning on April 20, 2007, as follows:

Date	Payment
April 20, 2007 -	$10,000.00
May 20, 2007 -	$10,000.00
June 20, 2007 -	$10,000.00
July 20, 2007 -	$10,000.00

Should CYBERDEFENDER default on any payment mentioned herein, WELLBOURNE will provide written notice to CYBERDEFENDER's counsel at the address noted below. If the default is not cured within ten (10) days of this notice, all remaining sums due to WELLBOURNE from CYBERDEFENDER hereunder shall become immediately due and payable by CYBERDEFENDER to WELLBOURNE. In the event one of the parties hereto breaches the terms and conditions of this Agreement, the other party may move to enforce the Agreement pursuant to the provisions of Section 664.6 of the California Code of Civil Procedure. In the event such a motion is necessary, the prevailing party on the motion shall be entitled to an award of reasonable attorney's fees in connection with the making of the motion, together with costs incurred.

3. Dismissal: Concurrent with the execution hereof, the parties agree to execute and submit a Request for Dismissal to the Court for filing in which all parties and all causes of action in the Action shall be dismissed with prejudice, each party to bear its own attorneys' fees and costs. The Court shall retain jurisdiction of this matter pursuant to Section 664.6 of the California Code of Civil Procedure during the period the above-mentioned settlement payments are being made by CYBERDEFENDER.

4. General Releases.

4.1 General Release of CYBERDEFENDER by WELLBOURNE: Except for the obligations arising out of this Agreement, WELLBOURNE for itself and on behalf of each and all of its respective legal predecessors, successors, assigns, fiduciaries, companies, affiliates, and each of the foregoing's respective past, present, or future officers, principals, directors, partners, employees, agents, attorneys, trustees, administrators, executors, and representatives (all herein referred to as the "WELLBOURNE Releasors"), does hereby fully and forever release, absolve, discharge, and covenant not to sue CYBERDEFENDER, GARY GUSEINOV, and/or each and all of their legal predecessors, successors, assigns, fiduciaries, heirs, parents, spouses, companies, affiliates, and each of the foregoing's respective past, present, and future officers, principals, directors, partners, employees, agents, attorneys, trustees, administrators, executors, and representatives (CYBERDEFENDER, GARY GUSEINOV and these other entities are all collectively referred to as the "CYBERDEFENDER Released Parties") of, from, and for, any and all claims, demands, damages, debts, controversies, losses, accounts, reckonings, obligations, costs, expenses, attorneys' fees, actions, liens, causes, and/or causes of action, at law or in equity, whether known or unknown, which the WELLBOURNE Releasors now have, have ever had, or may have in the future against the CYBERDEFENDER Released Parties based upon, arising out of, concerning, relating to, by virtue of, or resulting from any act, omission, matter, fact, occurrence, transaction, thing, state of facts, claim, contention, statement, or event arising from the subject matter of the Action, occurring or existing at any time up to and including the date of this Agreement.

4.2 General Release of WELLBOURNE by CYBERDEFENDER: Except for the obligations arising out of this Agreement, GARY GUSEINOV for himself individually and on behalf of CYBERDEFENDER and on behalf of each and all of their respective legal predecessors, successors, assigns, fiduciaries, companies, affiliates, and each of the foregoing's respective past, present, or future officers, principals, directors, partners, employees, agents, attorneys, trustees, administrators, executors, and representatives (all herein referred to as the "CYBERDEFENDER Releasors"), does hereby fully and forever release, absolve, discharge, and covenant not to sue WELLBOURNE West

Builders, Inc. and/or each and all of WELLBOURNE's legal predecessors, successors, assigns, fiduciaries, heirs, parents, spouses, companies, affiliates, and each of the foregoing's respective past, present, and future officers, principals, directors, partners, employees, agents, attorneys, trustees, administrators, executors, and representatives (WELLBOURNE and these other entities are all collectively referred to as the "WELLBOURNE Released Parties") of, from, and for, any and all claims, demands, damages, debts, controversies, losses, accounts, reckonings, obligations, costs, expenses, attorneys' fees, actions, liens, causes, and/or causes of action, at law or in equity, whether known or unknown, which the CYBERDEFENDER Releasors now have, have ever had, or may have in the future against the WELLBOURNE Released Parties based upon, arising out of, concerning, relating to, by virtue of, or resulting from any act, omission, matter, fact, occurrence, transaction, thing, state of facts, claim, contention, statement, or event arising from the subject matter of the Action, occurring or existing at any time up to and including the date of this Agreement.

5. Each of the Parties hereto acknowledge that they are familiar with §1542 of the California Civil Code which provides as follows:

> **A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor.**

Each of the parties waive and relinquish any and all rights and benefits which it, he or she may have under, or which may be conferred upon them by the provisions of §1542 of the California Civil Code, to the fullest extent that the Parties may lawfully waive such rights or benefits pertaining to the subject matter of this Settlement Agreement. In connection with such waiver and relinquishment, said Parties hereby acknowledge that they are aware that they or their attorneys may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the subject matter of, or any part to, this Settlement Agreement, but that it is the intention of each of the Parties to this Settlement Agreement to hereby fully, finally and forever waive said demands, claims and/or causes of action, whether known or unknown, suspected or unsuspected, which concern, arise out of, or are in any way connected with the subject matter of the Action.

6. Confidentiality/Non-disclosure of Settlement Agreement and/or Terms of Settlement Agreement:

6.1 Each party hereto agrees that he, she or it will not disclose or release this Agreement, nor any draft, copy, or other portion of this Agreement, to anyone not a party hereto (or a partner, officer, or manager thereof, and that all terms and conditions of this Agreement will be treated as confidential information according to its terms (other than that WELLBOURNE and CYBERDEFENDER have resolved their dispute resulting in dismissal of the Action). The Parties agree that neither they nor their attorneys nor their representatives shall reveal to any newspaper, periodical or other publication, other than as mutually agreed to in writing, any of the terms of this settlement agreement or any of the amounts, numbers or terms and conditions of any sums payable to Plaintiffs. Notwithstanding the foregoing, such information may be disclosed to the minimum extent necessary to the parties' spouses, attorneys, tax and financial advisors, or as otherwise required by law to be disclosed, and the parties may respond to inquiries regarding the subject matter of the Action by stating that the Action was settled for an undisclosed sum.

6.2 In the event of any material violation or breach of paragraph 6.1 hereof by either party and/or his/its counsel, the infringed party shall be entitled to obtain and be awarded any and all damages and/or other remedies and relief available to him/it under prevailing law or equity.

6.3 Any and all disputes concerning any alleged violation or breach of the confidentiality of this Agreement shall be resolved by binding arbitration, before a single arbitrator, under the auspices of

the American Arbitration Association in Los Angeles, California. In any such arbitration proceeding where CYBERDEFENDER alleges that WELLBOURNE has violated or breached paragraph 6.1, CYBERDEFENDER shall bear the burden of proving, by a preponderance of the evidence, that WELLBOURNE and/or WELLBOURNE's attorneys were responsible for any alleged breach of confidentiality. Likewise, in the event that WELLBOURNE alleges that CYBERDEFENDER violated or breached paragraph 6.1, WELLBOURNE shall bear the burden of proving, by a preponderance of the evidence, that CYBERDEFENDER and/or CYBERDEFENDER' attorneys were responsible for any alleged breach of confidentiality. The prevailing party in any such arbitration shall be entitled to recovery of all reasonable attorney's fees, costs, arbitration filing fees and costs (including arbitrator's fees), any all reasonable attorney's fees and costs incurred in connection with enforcement of any arbitral ruling in State or Federal Court.

6.4 Notwithstanding the foregoing, nothing herein shall prohibit either party from complying with a valid subpoena or court order requiring production of this Agreement or disclosure of the terms of this agreement. However, upon receiving such a subpoena or court order, the receiving party shall immediately give written notice to the other party per the terms of paragraph 8.6, identifying the subpoena or court order and the time in which production or disclosure is required, and shall object to such production or disclosure on grounds of the confidentiality provision of this Agreement, so as to afford the other party an opportunity to obtain an order barring such production or disclosure. Other than objecting to the production or disclosure on grounds of the confidentiality provision of this Agreement, no party shall bear any obligation to seek an order barring production of this Agreement or disclosure of its terms.

7. <u>No Admission</u>: Neither this Agreement nor anything contained in this Agreement shall be construed as an admission of any fact, issue, liability, or responsibility by any party hereto to any other party hereto.

8. <u>General and Miscellaneous Terms.</u>

8.1 <u>Representations and Warranties</u>: The parties represent and warrant that each has read and understood and has received independent legal advice with respect to the advisability of making this Agreement. Each party has made such investigation of the facts pertaining to this Agreement and of all other matters pertaining hereto as they deem necessary. The parties hereto represent and warrant that each signatory hereto has the full right and authority to enter into this Agreement and bind the party on whose behalf he, she or it has executed this Agreement. WELLBOURNE agrees that concurrent with execution hereof, it shall provide a writing executed by its corporate secretary that the signatory hereto has the full right and authority to enter the Agreement and bind WELLBOURNE to the terms hereof. The parties hereto represent and warrant that none of them has assigned or transferred to any person not a party to this Agreement any matter or any part or portion or any matter released under this Agreement and each party shall defend, indemnify, and hold harmless the other from and against any claim (including the payment of attorneys' fees and costs actually incurred whether or not litigation or other proceedings are commenced) based on or in connection with or arising out of any such assignments or transfer made, purported, or claimed.

8.2 <u>Governing Law/Jurisdiction</u>: This Agreement shall be governed by and construed in accordance with the substantive laws of the State of California. Respective counsel for each party hereto has participated in the drafting of, read, and approved the language of this Agreement. The language of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any of the parties hereto.

8.3 <u>Waiver/Severability</u>: The parties agree that no waiver by any party of any particular provision or right under this Agreement shall be deemed to be a waiver of any other provision or right herein. The

parties further agree that each provision or term of this Agreement is intended to be severable from the others so that if any particular provision or term hereof is or determined to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remaining provisions and terms hereof.

8.4 Entire Agreement: This Agreement supersedes all prior agreements and understandings between the parties hereto. Each of the parties hereto acknowledges to each of the other parties that no other party or any agent or attorney of any party has made any promise, representation or warranty whatsoever, express or implied, written or oral, not contained herein concerning the subject matter hereof to induce him, her, or it to execute this Agreement, and each of the parties hereto acknowledges that he, she, or it has not executed this Agreement in reliance on any promise, representation or warranty not expressly contained herein. No person has any authority to make any representation or promise on behalf of any party that is not set forth herein. This Agreement may be modified only with a written instrument duly executed by each of the parties hereto.

8.5 Further Assurances: Each party hereto agrees to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force and effect to the basic terms and intent of this Agreement and which are not inconsistent with its terms and intent.

8.6 Notice: Any notice, demand, request, consent, approval or communication that any party desires or is required to deliver to any other party pursuant to this Agreement shall be in writing and shall be delivered only by hand delivery, first class United States mail, or overnight delivery (through a nationally recognized service such as DHL or Federal Express) to the addresses set forth below. Unless notice of a different address has been given in accordance with this paragraph, all such notices shall be addressed as follows:

To CYBERDEFENDER:	Douglas R. Hume, Esq. CATANESE & WELLS 31416 W. Agoura Road, Suite 240 Westlake Village, California 91361
To WELLBOURNE:	Derek A. Newman, Esq. NEWMAN & NEWMAN 505 Fifth Avenue South, Suite 610 Seattle, Washington 98104

8.7 Execution/Counterparts: This Agreement may be executed in counterparts, and a facsimile signature shall have the same force and effect as an original signature penned in ink, the parties agree to execute two (2) identical originals so that counsel for each party shall be in possession of one original, fully executed Agreement.

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9. Approval As To Form: Counsel for the parties approve the form of this Agreement.

March ____, 2007 CATANESE & WELLS

By: ______________________________
Douglas R. Hume, Esq.
Attorneys for CYBERDEFENDER and GARY GUSEINOV

March 6, 2007 NEWMAN & NEWMAN

By: ______________________________
S. Christopher Winter, Esq.
Attorneys for WELLBOURNE

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year indicated below.

March 14, 2007 CYBERDEFENDER CORPORATION

By: ______________________________
Gary Guseinov, Chief Executive Officer

March 14, 2007

____
GARY GUSEINOV, individually

March 8th, 2007 WELLBOURNE LIMITED

By: ______________________________
Saveli Kossenko, Authorized Signatory